Doc ID: e7b2bdba1701f9ae5bc77d163783810aee0bafc3

EXHIBIT A ASSETS Doc ID: e7b2bdba1701f9ae5bc77d163783810aee0bafc3

BILL OF SALE

THIS BILL OF SALE is made effective the 29th day of May 2019, by Republic Wireless, Inc., a Delaware corporation ("Republic Wireless") to Bandwidth Inc., a Delaware corporation ("Bandwidth").

For $225,000.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Republic Wireless has sold, assigned and transferred, and does hereby sell, assign and transfer, to Bandwidth the Fourth Floor FF&E (as defined in the Facilities Sharing Agreement, dated as of November 30, 2016, by and between Bandwidth and Republic Wireless, as amended) (the "Assets"), which Assets are more specifically described on Exhibit A attached hereto.

The Assets acquired by Bandwidth pursuant to this Bill of Sale mean and include all right, title and interest that Republic Wireless possesses therein. Republic Wireless has the right to transfer to Bandwidth all such right, title and interest therein to any and all of such Assets.

IN WITNESS WHEREOF, Republic Wireless has executed this Bill of Sale as of the date set forth above.

REPUBLIC WIRELESS, INC.

By: ______________________

Name: Chris Chuang

Title: CEO

EXHIBIT A
ASSETS